UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2020

MGP Ingredients, Inc.
(Exact name of registrant as specified in its charter)

Kansas	0-17196	45-4082531
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Cray Business Plaza
100 Commercial Street
Box 130
Atchison, Kansas 66002
(Address of principal executive offices) (Zip Code)

(913) 367-1480
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	MGPI	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 11, 2020, MGP Ingredients, Inc. (the “Company”) announced that the Company’s Chief Executive Officer and President, Augustus “Gus” Griffin, will retire from his position as Chief Executive Officer on May 21, 2020. Upon his retirement, David J. Colo will assume the role of Chief Executive Officer. In order to ensure a smooth transition, Mr. Colo will become the Company’s President and Chief Operating Officer effective March 16, 2020. Mr. Colo is currently a member of the Board of Directors of the Company.

Mr. Colo, age 57, has been a director of the Company since August 2015. Mr. Colo served as President, Chief Executive Officer and a director of SunOpta, Inc. from February 2017 to February 2019. He served as Executive Vice President and Chief Operating Officer of Diamond Foods, Inc. from 2013 until March 2016. He joined Diamond Foods in 2012 as Executive Vice President of Global Operations and Supply Chain. For the three years prior to joining Diamond Foods, Mr. Colo served as an independent industry consultant focusing on organizational optimization and planning. From 2003 to 2005, he served as President of ConAgra Food Ingredients. Before his employment at ConAgra Foods, Mr. Colo spent several years with Nestle-Purina Pet Care Company in roles of increasing responsibility, including Vice President of Supply for the company’s Golden Products Division, and Vice President of Store Brands and Venture Development. He also served two years as President of the American Dehydrated Onion and Garlic Association.

Mr. Colo currently is a member of the Company’s Audit, Human Resources and Compensation Nominating and Governance Committees but will step down from these committees effective March 16, 2020. Each of those committees will continue to have a sufficient number of independent directors to satisfy all applicable Securities and Exchange Commission and Nasdaq rules. James Bareuther has been appointed as Chair of the Human Resources and Compensation Committee.

In connection with Mr. Colo’s appointment as an officer of the Company, the Company and Mr. Colo entered into an Employment Agreement on February 7, 2020. A summary of the material terms and conditions of Mr. Colo’s employment agreement (the “Employment Agreement”), is set forth below.

Base Salary. Mr. Colo will receive a base salary of $650,000 per year. Mr. Colo’s base salary will be reviewed annually by the Human Resources and Compensation Committee of the Board in accordance with the performance evaluation practices of the Company, but it may not be decreased without Mr. Colo’s consent.

Term. The term of the Employment Agreement begins on March 16, 2020 (the “Effective Date”) and continues until terminated pursuant to the termination provisions of the Employment Agreement.

Signing Bonus. Mr. Colo will be granted on the Effective Date an award of 8,000 restricted common stock units under the Company’s 2014 Equity Incentive Plan (the “Equity Plan”), which will vest on March 16, 2023.

Short-Term Incentive. For 2020, the Mr. Colo’s target short-term incentive (“STI”) award pursuant to the Company’s Short-Term Incentive Plan (the “STI Plan”) for the attainment of the Company’s 2020 performance measures will be $650,000. The amount and timing of payments under the STI Plan will be at the discretion of the Compensation Committee based on the attainment by the Company of quantitative performance measures set by the Board of Directors and qualitative goals for Mr. Colo determined by the Compensation Committee. For 2020, Mr. Colo’s threshold STI Plan award is 90% of the target STI Plan award and Mr. Colo’s maximum STI Plan award, for attainment of Company performance measures greater than 120% of the target, is 200% of the target award. The terms and conditions of the STI Plan for future years will be reviewed and established annually by the Compensation Committee.

Long-term Incentive. Mr. Colo will be eligible to participate in the Company’s long-term equity incentive (“LTI”) program for each fiscal year during which he is employed under the Employment Agreement, with an award for each year during its term as determined by the Compensation Committee. The awards made under the Equity Plan in any given year will be for performance for the immediately preceding year pursuant to the Equity Plan. For 2020, the Compensation Committee has approved the long-term incentive goals for his service in 2020, and based on these goals and the Company’s performance in 2020, Mr. Colo will in February 2021 receive an award of restricted stock units (“RSUs”) for his service in 2020, with performance at target resulting in an award of RSUs with a grant date fair value equal to 125% of his base compensation. Mr. Colo’s 2020 LTI award will be prorated from the Effective Date.

For 2020, the Executive's threshold LTI award is 90% of the target LTI award and the Executive's maximum LTI award, for attainment of Company performance measures greater than 120% of the target, is 200% of the target award. The terms and conditions of the LTI awards for future years in the Term will be reviewed and established annually by the Compensation Committee.

Severance. Except in the event of a voluntary termination by Mr. Colo without good reason, termination by the Company with cause, or upon a termination at death or for disability, Mr. Colo will receive severance of (i) two times his base salary, (ii) a pro rata short term incentive award based on actual performance for the full year in which the termination occurs or the full-year award for any completed year unpaid as of the date of termination and (iii) a pro-rata long-term incentive award for the year in which termination occurs or the full-year award for any completed year unpaid as of the date of termination. In addition, except in the event of a termination by the Company with cause, upon termination all outstanding RSUs that are then unvested will vest. Upon a termination for disability or death, Mr. Colo or his estate will receive severance of (i) one time his base salary, (ii) a pro rata short term incentive award based on actual performance for the full year in which the termination occurs or the full-year award for any completed year unpaid as of the date of termination and (iii) the full-year long-term incentive award for any completed year unpaid as of the date of termination.

There are no arrangements or understandings, between Mr. Colo and any other persons pursuant to which he was selected as President, interim Chief Operating Officer and the successor Chief Executive Officer. There are also no family relationships between Mr. Colo and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing description of the Employment Agreement is qualified by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.1 with this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Attached as Exhibit 99.1, and incorporated into this Item 5.02 by reference, is a press release relating to the appointment of Mr. Colo as President and Chief Executive Officer .

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

10.1*	Employment Agreement between David J. Colo and MGP Ingredients, Inc. entered into February 7, 2020

99.1*	Press release dated February 11, 2020 announcing the appointment of David J. Colo as President, interim Chief Operating Officer and successor Chief Executive Officer

104	The cover page from this Current Report on Form 8-K, formatted in iXBRL (Inline Extensible Business Reporting Language)
* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

      MGP INGREDIENTS, INC.

Date: February 11, 2020	By:	/s/ Brandon M. Gall
Brandon M. Gall, Vice President, Finance and Chief Financial Officer